As filed with the Securities and Exchange Commission on January 15, 2008.

                                         Registration Statement No. 333-________

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                         ESPEY MFG. & ELECTRONICS CORP.
             (Exact name of registrant as specified in its charter)

               New York                                14-1387171
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification No.)

                               233 Ballston Avenue
                        Saratoga Springs, New York 12866
          (Address of Principal Executive Offices, including zip code)


                Espey Mfg. & Electronics Corp. 2007 Stock Option
                            and Restricted Stock Plan
                            (Full title of the plan)

                                 Howard Pinsley
                      President and Chief Executive Officer
                               233 Ballston Avenue
                        Saratoga Springs, New York 12866
                                 (518) 584-4100
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            Lawrence A. Goldman, Esq.
                                  Gibbons P.C.
                               One Gateway Center
                          Newark, New Jersey 07102-5310
                                 (973) 596-4500


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                                                            Proposed        Proposed
           Title of Each Class              Amount      Maximum Offering     Maximum      Amount of
              of Securities                  To Be           Price          Aggregate    Registration
            to be Registered             Registered(1)     Per Share(3)     Offering         Fee(3)
                                                                             Price(3)
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
Common Stock, par value $0.33 1/3 per     400,000 (2)        $18.75         $7,500,000     $238.01
share
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

         (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

         (2) Includes 77,000 shares (the "Carryover Shares") previously registered for issuance, offer or sale under the 2000 Stock Option Plan (the "2000 Plan") on a Registration Statement on Form S-8 filed on October 11, 2005 (Registration No. 333-128922) (the `Initial Registration Statement") covering 129,700 shares. The Carryover Shares have not been issued and may be offered and sold under the 2007 Plan. In connection with the Initial Registration Statement, the registrant paid a total registration fee of $532.00 of which $315.84 related to the Carryover Shares. Pursuant to Interpretation 89 under Section G of the Division of Corporation Finance's Manual of Publicly available Telephone Interpretations dated July 1997 and Instruction E to the General Instructions of Form S-8, the registrant has carried forward the registration fee related to the Carryover Shares. Therefore, no further registration fee is required with respect to the Carryover Shares. The registrant is concurrently filing a Post-Effective Amendment No. 1 to Registration Statement on the Initial Registration Statement to deregister 77,000 unissued shares.

         (3) Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on the average high and low prices per share of the Registrant's Common Stock as reported on The American Stock Exchange on January 9, 2008.


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                                EXPLANATORY NOTE

         On November 30, 2007, the stockholders of Espey Mfg. & Electronics Corp. (the "Company") approved the 2007 Stock Option and Restricted Stock Plan (the "2007 Plan"), which replaced the Company's 2000 Stock Option Plan (the "2000 Plan"). The 2000 Plan has 77,000 shares of Common Stock that would otherwise be available for grant under such plan (the "Carryover Shares") now available for issuance, offer and sale under the 2007 Plan.

         This registration statement on Form S-8 relates to the 400,000 shares of Common Stock that may be issued under the 2007 Plan, inclusive of the Carryover Shares. None of the Carryover Shares may be issued under the 2000 Plan; such Carryover Shares may only be issued, offered and sold under the 2007 Plan.

         In accordance with the principals set forth in Interpretation 89 under Section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997 and Instruction E to the General Instructions of Form S-8, this Registration Statement on Form S-8 carries forward the $315.84 registration fee previously paid with respect to the Carryover Shares. The Company is filing a Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 333-128922) to deregister the Carryover Shares contemporaneously with the filing of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Espey Mfg. & Electronics Corp. ("we", "us", "our" or the "Company") incorporates by reference in this registration statement the following documents previously filed by us with the Securities and Exchange Commission (the "Commission"):

         (1)      Our Annual Report on Form 10-K for the year ended June 30,
                  2007;

         (2) The description of our common stock, $.33 1/3 par value per share (the "Common Stock"), set forth in our report on Form 8-K filed with the Commission on October 7, 2005, including any amendment or report filed for the purpose of updating such description; and

         (3) All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Our Certificate of Incorporation, as amended, provides that the Company will indemnify each director and officer of the Company and the estate of each such person, against the reasonable expense, including attorneys' fees, incurred in connection with the defense of any action, suit or proceeding to which such person is a party by reason of being an officer or director of the Company or of any corporation which he or she served at the request of the Company. The right of indemnification includes indemnification for the reasonable cost of a settlement made with a view to avoiding costs of litigation. Indemnification shall not be available if it shall be adjudged in any action, suit or proceeding that the officer or director is liable for negligence or misconduct in the performance of his or her duties.

         The determination of the amount payable by way of indemnification shall be made either by the applicable court or by a vote of the majority of the entire Board of Directors, excluding the vote of the affected directors. If the determination of an indemnification payment is made by the Board of Directors or in any manner other than by court order, the Company is obligated, within 18 months from the date of payment, to mail to stockholders of record entitled to vote for the election of directors a statement specifying the person paid, the amount of the payments and the final disposition of the litigation.

         Our Amended and Restated Bylaws provide that the Company shall indemnify any director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit, whether civil or criminal, by reason of the fact that such person was serving the Company as a director or officer or serving any other entity at the request of the Company, against judgments, fines, amounts paid in settlement and expenses, including attorney fees.

         It is a condition to indemnification that the officer or director acted in good faith for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in criminal action, that the person had no reason to believe that his or her conduct was unlawful. The Bylaws further provide that no indemnification shall be made if a judgment or other final adjudication adverse to the director or officer establishes that the person's acts were committed in bad faith or were the result of active and deliberate dishonesty or that the person gained a financial profit or other advantage to which he or she was not entitled.

         The right to indemnification under the Amended and Restated Bylaws is not exclusive to any rights that a director or officer may be entitled or the Company provides.

         The Amended and Restated Bylaws also authorize the Company to advance expenses to any director or officer to the fullest extent permitted by the New York Business Corporation Law ("BCL") and authorize the Company to purchase and maintain insurance for indemnification of directors and officers. The Company maintains such insurance.

         Section 722(b) of the BCL provides that the termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not itself create a presumption that any director or officer did not act in good faith, for a purpose which he or she reasonably believed to be in the best interests of the Company or, in criminal proceedings, not opposed to the best interests of the Company.

         Section 725 of the BCL provides that expenses incurred or advanced in defending a civil or criminal action or proceeding shall be repaid in case the person receiving the advancement is found not to be entitled to indemnification or to the extent the amount of the advancement exceeds the indemnification to which the person is entitled.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

Exhibit No.                                    Description
-----------                                    -----------

5.1                    Opinion of Gibbons P.C.

10.1 2007 Stock Option and Restricted Stock Plan incorporated by reference to the Company's Definitive Proxy Statement dated October 23, 2007 for the November 30, 2007 annual meeting.

23.1                   Consent of Rotenberg & Company, LLP

23.2                   Consent of Gibbons P.C. (included in Exhibit 5.1)

24.1                   Powers of Attorney

Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing procedures, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.





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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saratoga Springs, State of New York, on this 15th day of January, 2008.


                                 ESPEY MFG. & ELECTRONICS CORP.


                                 By: /s/ Howard Pinsley
                                     -------------------------------------
                                     Howard Pinsley
                                     President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                               Date
---------                   -----                               ----

/s/ Howard Pinsley          Chairman of the Board, President    January 15, 2008
-----------------------     and Chief Executive Officer
Howard Pinsley

/s/ Barry Pinsley*          Director                            January 15, 2008
-----------------------
Barry Pinsley

/s/ Seymour Saslow*         Director                            January 15, 2008
-----------------------
Seymour Saslow

/s/ Michael W. Wool*        Director                            January 15, 2008
-----------------------
Michael W. Wool

/s/ Alvin O. Sabo*          Director                            January 15, 2008
-----------------------
Alvin O. Sabo

/s/ Carl Helmetag*          Director                            January 15, 2008
-----------------------
Carl Helmetag

/s/ Paul J. Corr*           Director                            January 15, 2008
-----------------------
Paul J. Corr

/s/ David O'Neil            Principal Accounting Officer        January 15, 2008
-----------------------
David O'Neil


-----------------------
*By Howard Pinsley
    Attorney in Fact

                                  EXHIBIT INDEX


No.                  Description                   Method of Filing

5.1            Opinion of Gibbons P.C.       Filed with this Registration
                                             Statement

10.1           2007 Stock Option and         Incorporated by reference to the
               Restricted Stock Plan         Company's Definitive Proxy
                                             Statement dated October 23, 2007

23.1           Consent of Rotenberg &        Filed with this Registration
               Company, LLP                  Statement

23.2           Consent of Gibbons P.C.       Included in Exhibit 5.1

24.1           Powers of Attorney            Filed with this Registration
                                             Statement